ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

EXHIBIT 99.2

April 7, 2022

Michael Schlesinger

Re: Restricted Stock Unit Agreement and Option Agreement Amendment

Dear Michael:

Reference is made to those certain option award agreements (the “Option Agreements”) between you and Ortho Clinical Diagnostics Holdings PLC (f/k/a Ortho-Clinical Diagnostics Bermuda Co. Ltd.) (the “Company”), pursuant to which you were granted options to purchase shares of Company common shares (“Options”) under the Company’s 2021 Incentive Award Plan (the “2021 Plan”) and the Company’s 2014 Equity Incentive Plan (the “2014 Plan” and, together with the 2021 Plan, the “Plans”). Capitalized terms not otherwise defined herein have the meaning set forth in the Option Agreements. Notwithstanding the terms of the Option Agreements, this letter hereby amends the Option Agreements to provide for the following:

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All unvested Options will vest in full in the event that your employment with the Company or an affiliate or successor thereof, including but not limited to Coronado Topco, Inc. (“Topco”) is terminated by the employer without Cause (as defined in the 2021 Plan) or by you for Good Reason (as defined below).
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For purposes of this letter, your termination of employment will be for “Good Reason” if you resign within ninety (90) days after any of the following events, unless you consent in writing to the applicable event: (i) a decrease in your annual base salary or target bonus, other than a reduction in annual base salary of less than 10% that is implemented in connection with a contemporaneous and proportional reduction in annual base salaries affecting all other senior executives of the Company, (ii) a material decrease in your authority or areas of responsibility as are commensurate with your title or position, or (iii) the Company’s material breach of any material agreement with you. Notwithstanding the foregoing, no Good Reason will have occurred unless and until you have: (a) provided the Company, within 60 days of your knowledge of the occurrence of the facts and circumstances underlying the Good Reason event, written-notice stating with reasonable specificity the applicable facts and circumstances underlying such finding of Good Reason; and (b) provided the Company with an opportunity to cure the same within 30 days after the receipt of such notice.
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For the avoidance of doubt, “Good Reason” shall include the failure to appoint you as the General Counsel or Chief Legal Officer of Topco following the consummation of the transactions contemplated by that certain Business Combination Agreement by and among Quidel Corporation, Topco, the Company, Laguna Merger Sub, Inc., Orca Holdco, Inc. and Orca Holdco 2, Inc. dated as of December 22, 2021. For the avoidance of doubt, upon a termination of employment for Good Reason (as defined herein) you will receive the severance and other payments and benefits as set out in your employment agreement with the Company dated May 22, 2014), subject to the terms and conditions thereof.
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Notwithstanding any provision in the 2014 Plan to the contrary, Section 10(l) of the 2014 Plan shall not apply to any Award you hold thereunder without your written consent.

Except as described above, all other terms and conditions of the Option Agreements remain unchanged. This letter, the Plans, and the Option Agreements (each such agreement as modified by this letter) constitute the entire agreement between you and the Company regarding the Option Agreements, and supersede in

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

their entirety all prior undertakings and agreements between you and the Company regarding the Option Agreements.

To accept the amendment to the Option Agreements as described in this letter, please sign and date this letter where indicated below and return a copy to the Company.

If you have any questions, please do not hesitate to contact me.

Sincerely,

Ortho Clinical Diagnostics Holdings plc

/s/ Joseph M. Busky

Name: Joseph M. Busky

Title: CFO

Agreed and Accepted:

/s/ Michael Schlesinger

Name: Michael Schlesinger

Date: April 7, 2022